Investor Contact:                     Media Contacts:
Christina Cheng                        Kevin Wiggins
ir@bauschhealth.com                     corporate.communications@bauschhealth.com
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Bausch Health Announces Final Results and Expiration of Exchange Offers and Consent Solicitations

LAVAL, Quebec – Sept. 28, 2022 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (the “Company”) announced today the final results and expiration of its previously announced offers (the “Exchange Offers”) to exchange the existing senior notes set forth in the table below (the “Existing Senior Notes”) for up to an aggregate principal amount of $4.0 billion (the “Maximum New Secured Notes Amount”) of New Secured Notes (as defined below) and the related solicitations of consents (the “Consent Solicitations” and, together with the Exchange Offers, the “Offers”) to amend certain provisions of the indentures (the “Proposed Amendments”) with respect to the respective applicable series of Existing Senior Notes. The terms and conditions of the offers and consent solicitations are described in an Exchange Offer Memorandum and Consent Solicitation Statement, dated August 30, 2022 (the “Exchange Offer Memorandum”).

The Exchange Offers expired at 11:59 p.m., New York City time, on September 27, 2022 (the “Expiration Time”). As reported by D.F. King & Co., Inc., the exchange agent and information agent for the Offers, as of the Expiration Time, an aggregate principal amount of $5,594,432,000 of Existing Senior Notes had been validly tendered (and not validly withdrawn) in the Offers, as set forth in the table below.

Title of Existing Senior Notes	CUSIP Number(1) (Rule 144A/Reg S)	Principal Amount Outstanding	Tender Cap	Acceptance Priority Level(2)	Principal Amount Tendered
9.00% Senior Notes due 2025	91911KAP7 / C94143AM3	$ 1,500,000,000	N/A	1	$ 540,662,000
9.25% Senior Notes due 2026(3)	91911XAV6 / U9098VAN2	$ 1,500,000,000	N/A	2	$ 752,398,000
8.50% Senior Notes due 2027(3)	91911XAW4 / U9098VAP7	$ 1,750,000,000	$500,000,000(4)	3	$ 500,000,000
5.25% Senior Notes due 2031	071734AL1 / C07885AG8	$ 909,188,000	N/A	4	$ 336,499,000
5.25% Senior Notes due 2030	071734AJ6 / C07885AE3	$ 1,201,000,000	N/A	5	$ 331,952,000
5.00% Senior Notes due 2029	071734AM9 / C07885AH6	$ 834,000,000	N/A	6	$ 371,067,000
5.00% Senior Notes due 2028	071734AH0 / C07885AD5	$ 1,176,000,000	N/A	7	$ 710,075,000
6.25% Senior Notes due 2029	071734AK3 / C07885AF0	$ 1,406,000,000	N/A	8	$ 540,099,000
7.25% Senior Notes due 2029	071734AF4 / C07885AC7	$ 745,000,000	N/A	9	$ 372,967,000
7.00% Senior Notes due 2028	071734AD9 / C07885AB9	$ 748,000,000	N/A	10	$ 539,614,000
8.50% Senior Notes due 2027(3)	91911XAW4 / U9098VAP7	$ 1,750,000,000	N/A	11	$ 599,099,000

(1)No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Existing Senior Notes. They are provided solely for convenience.
(2)Existing Senior Notes accepted for exchange on the settlement date will be accepted in accordance with their Acceptance Priority Levels set forth herein (with “1” being the highest Acceptance Priority Level and “11” being the lowest Acceptance Priority Level). The Offerors will only accept for exchange Existing Senior Notes up to an aggregate principal amount that will not cause the aggregate principal amount of New Secured Notes issued pursuant to the Offers to exceed the Maximum New Secured Notes Amount.
(3)Bausch Health Americas, Inc. (“BHA”) is the issuer and the Company is a guarantor of such series of Existing Senior Notes.
(4)No more than $500.0 million aggregate principal amount of the 8.50% Senior Notes due 2027 (the “Level 3 Tender Cap”) will be purchased at level “3” in the Exchange Offers.

Subject to the terms and conditions set forth in the Exchange Offer Memorandum, upon settlement of the Exchange Offers, which is currently expected to occur on September 30, 2022 (the “Settlement Date”), there will be approximately $3,125 million of New Secured Notes issued in the Offers, consisting of approximately (i) $1,774 million in aggregate principal amount of new 11.00% First Lien Secured Notes due 2028 (the “New First Lien Notes”), (ii) $352 million in aggregate principal amount of new 14.00% Second Lien Secured Notes due 2030 (the “New Second Lien Notes” and, together with the New First Lien Notes, the “New BHC Secured Notes”), in each case, to be issued by the Company, and (iii) $999 million in aggregate principal amount of new 9.00% Senior Secured Notes due 2028 (the “Intermediate Holdco Secured Notes” and, together with the New BHC Secured Notes, the “New Secured Notes”) to be issued by 1375209 B.C. Ltd. (the “Holdco Issuer” and, together with the Company, the “Offerors”), an existing wholly-owned unrestricted subsidiary of the Company that holds 38.6% of the issued and outstanding common shares of Bausch + Lomb Corporation. All Eligible Holders (as defined in the Exchange Offer Memorandum) of Existing Senior Notes accepted for exchange pursuant to the Offers on the Settlement Date will also be paid a cash amount equal to accrued and unpaid interest for such series of Existing Senior Notes from the last interest payment date for such series of Existing Senior Notes to, but not including, the Settlement Date.

In addition to the previously announced receipt of the requisite number of consents to adopt the Proposed Amendments with respect to the (i) 9.25% Senior Notes due 2026, (ii) 8.50% Senior Notes due 2027, (iii) 5.00% Senior Notes due 2028 and (iv) 7.00% Senior Notes due 2028 and the execution of the supplemental indentures related thereto, as of the Expiration Time, the Company also received the requisite number of consents to adopt the Proposed Amendments with respect to the 7.25% Senior Notes due 2029. Accordingly, pursuant to the terms set forth in the Exchange Offer Memorandum, the Company intends to enter into a supplemental indenture with the trustee for the 7.25% Senior Notes due 2029 to effectuate the applicable Proposed Amendments. Each supplemental indenture will become operative upon the settlement date of the Offers.

The New Secured Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Secured Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any issuance of New Secured Notes in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the New Secured Notes in the United States and shall not constitute an offer, solicitation or sale of the New Secured Notes in any jurisdiction where such offering or sale would be unlawful. There shall not be any sale of the New Secured Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Bausch Health Companies Inc.

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global diversified pharmaceutical company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, international pharmaceuticals and eye health, through our approximately 88.7% ownership of Bausch + Lomb. With our leading durable brands, we are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-Looking Statements

This news release may contain forward-looking statements about the future performance of the Company, which may generally be identified by the use of the words "anticipates," "hopes," "expects," "intends," "plans," "should," "could," "would," "may," "believes," "subject to" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including those more fully described in the Company’s most recent annual report on Form 10-K and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian securities administrators, which factors are incorporated herein by reference.

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